Exhibit 10.14

SEVENTH BUSINESS FINANCING MODIFICATION AGREEMENT AND WAIVER OF DEFAULT

This Seventh Business Financing Modification Agreement and Waiver of Default (this “BFMA”) is entered into as of April 21, 2025, by and between Socket Mobile, Inc., a Delaware corporation (“Borrower”), and Western Alliance Bank, an Arizona corporation (“Lender”).

1.              DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, an Amended and Restated Business Financing Agreement, dated as of January 29, 2021, as amended by that certain First Business Financing Modification Agreement, dated as of February 9, 2022, that certain Second Business Financing Modification Agreement and Waiver of Defaults dated as of January 25, 2023, that certain Third Business Financing Modification Agreement, Waiver of Default, and Consent, dated as of May 26, 2023, that certain Fourth Business Financing Modification Agreement and Waiver of Default, dated as of April 8, 2024, that certain Fifth Business Financing Modification Agreement, dated as of October 30, 2024 and that certain Sixth Business Financing Modification Agreement, dated as of January 28, 2025 (as so amended, the “Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Obligations” and the Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.              WAIVER OF DEFAULT. An Event of Default has occurred and is continuing as listed on Schedule 1 attached hereto (the “Existing Default”). Borrower has requested that Lender waive the Existing Default. In reliance upon the representations and warranties of Borrower set forth in this BFMA, and upon the terms and subject to the conditions set forth in this BFMA, Lender hereby waives the Existing Default. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle Borrower to any other or further waiver in any similar or other circumstances. Lender's waiver shall not be deemed a course of conduct or course of dealing.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Section 1.1 of the Agreement is hereby amended in its entirety as follows:

1.1 Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrower not exceeding the Credit Limit (subject at all times to the Domestic Credit Limit) or the Borrowing Base (subject at all times to the Domestic Borrowing Base), whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) Lender shall have received an Advance Request acceptable to Lender accompanied by updated reporting required by Sections 4.8(g), (h), and (i)(ii), each updated to no earlier than 3 business days prior to the date of the Advance Request, and otherwise meeting the requirements of Sections 4.8(g), (h), and (i)(ii), (b) all of the representations and warranties set forth in Section 3 are true and correct on the date of such Advance as though made at and as of each such date, and

(c) no Default has occurred and is continuing, or would result from such Advance.

B.	Clause (b) of Section 1.4 of the Agreement is hereby amended in its entirety as follows:

(b)            At all times after the Seventh Amendment Effective Date, Lender shall apply the Collections deposited into the Collection Accounts to the outstanding Account Balance daily and, then, if no Account Balance is outstanding, transfer all such Collections to Borrower's Account; provided that upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to apply such amounts as required above. If an item of Collections is not honored or Lender does not receive good funds for any reason, any amount previously transferred to Borrower’s Account or applied to the Account Balance shall be reversed as of the date transferred or applied, as applicable, and, if applied to the Account Balance, the Finance Charge will accrue as if the Collections had not been so applied. Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

1

C.	Section 1.10 of the Agreement is hereby amended in its entirety as follows:

1.10       Reserved.

D.             Clauses (b), (c) and (d) of Section 2.2 of the Agreement are hereby amended in their entirety as follows:

(b)	Reserved.

(c)	Reserved.

(d)            Cash Management and Business Credit Cards Fees. Borrower shall pay to Lender fees in connection with the Cash Management Services and business credit cards as determined in accordance with Lender's standard fees and charges then in effect for such activity.

E.              Clauses (g), (h) and (i) of Section 4.8 of the Agreement are hereby amended in their entirety as follows:

(g)            Within 10 days after the last day of each calendar month, and with each Advance Request, a borrowing base certificate, in form and substance satisfactory to Lender and in substantially the form attached hereto as Exhibit B, setting forth Domestic Eligible Receivables and Receivable Amounts thereof as of the last day of the month, or as of no earlier than 3 business days prior to the date of the Advance Request, as applicable.

(h)            Within 10 days after the last day of each calendar month, and with each Advance Request, a detailed aging of Borrower’s Receivables by invoice date, together with payable aging by invoice date, as of the last day of the month, or as of no earlier than 3 business days prior to the date of the Advance Request, as applicable.

(i)              (i) Within 10 days after the last day of each calendar month, distributor sell-through reports, in form and substance acceptable to Lender, (ii) within 10 days after the last of each calendar month, and with each Advance Request, (x) sales journal and cash receipts journal, and (y) such other matters as Lender may request, in each case as of the last day of the month, or as of no earlier than 3 business days prior to the date of the Advance Request, as applicable.

F.	Section 4.12 of the Agreement is hereby amended in its entirety as follows:

4.12 Maintain Borrower’s financial condition as follows using GAAP (except to the extent modified by the definitions herein):

(a)            Liquidity of at least $1,000,000 at all times, measured as of the last day of each month.

2

(b)            Adjusted EBITDA for each fiscal quarter of not less than the amounts set forth in the table below opposite the applicable fiscal quarter end:

Fiscal Quarter Ending	Minimum Quarterly Adjusted EBITDA[1]
June 30, 2025	<$500,000>
September 30, 2025	$0
December 31, 2025	$100,000

G.             Section 9 of the Agreement is hereby amended by deleting “(including EXIM Bank Expenses, fees of attorneys and professionals and their costs and expenses)” from such Section.

H.             Clause (i) of the definition of “Domestic Eligible Receivables” set forth in Section 12.1 of the Agreement is hereby amended in its entirety as follows:

(i) The Account Debtor on the Receivable is not any of the following: (1) an employee, Affiliate, parent or subsidiary of Borrower, or an entity which has common officers or directors with Borrower; (2) the U.S. government or any agency or department of the U.S. government unless Borrower complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrower; (3) any person or entity located in a foreign country unless (A) the Receivable is supported by an irrevocable letter of credit issued by a bank acceptable to Lender, and (B) if requested by Lender, the original of such letter of credit and/or any usance drafts drawn under such letter of credit and accepted by the issuing or confirming bank have been delivered to Lender; or (4) an Account Debtor as to which 25% or more of the aggregate dollar amount of all outstanding Receivables owing from such Account Debtor have not been paid within 90 days from invoice date.

I.                Clause (f) of the definition of “Subordinated Debt” set forth in Section 12.1 of the Agreement is hereby amended in its entirety as follows:

(f) Subordinated Debt in an aggregate amount not to exceed $5,500,000.

J.               The following definitions set forth in Section 12.1 of the Agreement are hereby amended in their entirety as follows:

“Advance Rate” means up to 80% in the case of Domestic Eligible Receivables, or, such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrower.

“Borrowing Base” means at any time the sum of the Domestic Borrowing Base plus the Non-Formula Amount.

 ________________________________

1 Numbers between “<>” are negative.

3

1 Numbers between “<>” are negative.

“Credit Card Limit” means the lesser of (a) the credit limit stated in the applicable credit card agreements for business credit cards issued by Lender for the account of Borrower, or (b) $350,000.

“Credit Limit” means the Domestic Credit Limit, which is intended to be the maximum amount of Advances (including deemed Advances under the Credit Card Limit) at any time outstanding.

“Domestic Overadvance” means at any time an amount equal to the greater of (a) the amount (if any) by which the total amount of the outstanding Advances with respect to Domestic Eligible Receivables (including deemed Advances with respect to the Credit Card Limit, and the total amount of the Cash Management Sublimit) exceeds the lesser of the Domestic Credit Limit or the Domestic Borrowing Base, or (b) the amounts (if any) by which the total amount of the outstanding deemed Advances with respect to the Credit Card Limit or the Cash Management Sublimit exceeds the Subfacility Maximum.

“Eligible Receivable” means a Domestic Eligible Receivable.

“Maturity Date” means, for Advances under the Domestic Line of Credit, April 30, 2026, or, such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Overadvance” means a Domestic Overadvance.

“Permitted Liens” means the following but only with respect to property not consisting of Receivables or Inventory (other than with respect to clause (e) below):

(a)            Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.

(b)            Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lenders security interests.

(c)             Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

(d)            Liens securing the indebtedness described in clause (f) of the definition of Permitted Indebtedness; provided that such Liens are subordinated to the Liens in favor of Lender securing any Indebtedness owing to Lender.

(e)            A UCC-1 (#20-7803060773) financing statement filed on July 6, 2020 with the California Secretary of State evidencing a Lien on all of Borrower’s assets which secured Indebtedness under the SBA’s Economic Injury Disaster Loan program; provided that, such Indebtedness has been paid in full by Borrower and no additional Indebtedness has been incurred since repayment.

K.              The following definitions set forth in Section 12.1 of the Agreement are hereby added in their appropriate alphabetical order:

“Availability” means the lesser of the (i) Domestic Credit Limit and (ii) the Domestic Borrowing Base.

4

“Excess Availability” means, as of the date of determination, the Availability minus the sum of the aggregate principal amount of all then outstanding Advances.

“Liquidity” means, as of any date of determination, the sum of the Borrower’s unrestricted cash plus the Excess Availability.

“Seventh Amendment Effective Date” means April 21, 2025.

L.              The following definitions set forth in Section 12.1 of the Agreement are hereby deleted: “Borrower Agreement”

“EXIM Application Fee” “EXIM Bank”

“EXIM Bank Expenses” “EXIM Borrowing Base” “EXIM Credit Limit” “EXIM Documents”

“EXIM Eligible Receivables” “EXIM Facility Fee”

“EXIM Guarantee” “EXIM Lines of Credit” “EXIM Overadvance” “FX Sublimit”

M.             The Form of Compliance Certificate attached as Exhibit A to the Agreement is hereby replaced with the Form of Compliance Certificate attached as Exhibit A to this BFMA.

N.             Exhibit C attached as Exhibit C to the Agreement is hereby replaced with Exhibit C attached as Exhibit C to this BMFA.

4.              CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

5.              CONDITIONS TO EFFECTIVENESS. The effectiveness of this BFMA shall be subject to the satisfaction of the following conditions precedent:

A.              Execution of this BFMA. Lender shall have received a fully executed copy of this BFMA duly executed by Borrower.

B.              Representations and Warranties. After giving effect to this BFMA, the representations and warranties set forth in the Existing Documents shall be true and correct (and Borrower so certifies, by its signature below) as of the date hereof.

5

C.             FYE 2025 Projections. Lender shall have received financial projections for the fiscal year ending December 31, 2025, in form and substance satisfactory to Lender.

D.             No Default or Event of Default. After giving effect to this BFMA, no Default or Event of Default shall exist or be continuing as of the date hereof.

E.              Payment of Lender’s Legal Fees and Expenses. Borrower shall have (1) paid Lender a extension fee in the amount of $15,000, which fee Borrower acknowledges and agrees is fully-earned and non-refundable, and (2) reimbursed Lender for all sums due in payment of Lender’s legal fees and expenses in connection with the preparation, negotiation and execution of this BFMA.

6.              NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender would not enter into this BFMA without Borrower’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this BFMA, each Borrower releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Borrower now has against Lender of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon Borrower and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this BFMA and the Agreement, and/or Lender’s actions to exercise any remedy available under the Agreement or otherwise.

7.              CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this BFMA, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Obligations pursuant to this BFMA in no way shall obligate Lender to make any future modifications to the Obligations. Nothing in this BFMA shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this BFMA. The terms of this paragraph apply not only to this BFMA, but also to any subsequent Business Financing Modification Agreements.

[remainder of this page intentionally left blank]

6

8.              NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

BORROWER:	LENDER:
SOCKET MOBILE, INC.	WESTERN ALLIANCE BANK, an Arizona corporation

By: _/s/ Lynn Zhao______________________	By: _/Signature/_________________________
Name: Lynn Zhao	Name:
Title: Chief Financial Officer	Title:

7

SCHEDULE 1
TO

SEVENTH BUSINESS FINANCING MODIFICATION AGREEMENT AND WAIVER OF DEFAULT EXISTING DEFAULT

Section of Agreement	Required Performance	Actual Performance
Section 5 – Security Interest	Borrower shall not grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens	UCC-1 (#20-7803060773) financing statement was filed with the California Secretary of State on July 6, 2020 evidencing a Lien on all assets of the Borrower

8

EXHIBIT A
TO

SEVENTH BUSINESS FINANCING MODIFICATION AGREEMENT AND WAIVER OF DEFAULT REPLACEMENT FORM OF COMPLIANCE CERTIFICATE

(Attached)

9

COMPLIANCE CERTIFICATE

TO: WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”)

FROM: SOCKET MOBILE, INC., a Delaware corporation (the “Borrower”)

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending with all required covenants except as noted below and

(ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Audited annual financial statements	120 days after FYE	Yes	No

Monthly financial statements	30 days after month end	Yes	No

Copies of management letters to or from Borrower’s auditors	Promptly upon sending or receipt	Yes	No

Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K	concurrent with the date of filing with the Securities and Exchange Commission	Yes	No

Annual financial projections and budget	30 days of FYE	Yes	No

Compliance Certificate	30 days after month end	Yes	No

Domestic Borrowing Base Certificate	10 days after the last day of the month	Yes	No

A/R and A/P agings by invoice date, sales journal, and cash receipts journal	10 days after the last day of the month	Yes	No

Sell through reports	10 days after the last day of the month	Yes	No

CPA prepared business tax returns	Within 5 days of filing	Yes	No

10

Financial Covenant	Required	Actual	Complies
Performance to Plan (EBITDA)	Adjusted EBITDA of at least $_________[1] with respect to any fiscal quarter	$____________	Yes	No
Liquidity	Liquidity of at least $__________ at any time, measured as of the last day of each month	$____________	Yes	No
Deposits
Deposits held at Western Alliance Bank: $__________
Deposits held outside of Western Alliance Bank: $__________

1*Numbers between “<>” are negative.

Fiscal Quarter Ending	Minimum Quarterly Adjusted EBITDA*
June 30, 2025	<$500,000>
September 30, 2025	$0
December 31, 2025	$100,000

11

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:

SIGNATURE	AUTHORIZED SIGNER

Date:

TITLE
	Compliance Status	Yes	No

DATE

12

EXHIBIT C
TO

SEVENTH BUSINESS FINANCING MODIFICATION AGREEMENT AND WAIVER OF DEFAULT

(Attached)

13

Exhibit C to Amended and Restated Business Financing Agreement
Reserved.